Exhibit 21.1

List of Subsidiaries

Participation of Petróleos Mexicanos in the Capital Stock of Related Companies

Petróleos Mexicanos

Company	% of Participation	Parent	Jurisdiction of Incorporation
P.M.I. Comercio Internacional, S.A. de C.V.	98.33	Petróleos Mexicanos	Mexico

P.M.I. Holdings B.V.	100.00	Petróleos Mexicanos	Netherlands

P.M.I. Holdings, Petróleos España, S.L.	100.00	Petróleos Mexicanos	Redomiciled in Spain

Pemex Desarrollo e Inversión Inmobiliaria, S.A. de C.V.	99.99	Petróleos Mexicanos	Mexico

	0.01	I.I.I. Servicios, S.A. de C.V.

I.I.I. Servicios, S.A. de C.V.	99.98	Pemex Desarrollo e Inversión Inmobiliaria, S.A. de C.V.	Mexico

	0.02	Petróleos Mexicanos

Pemex Procurement International, Inc.	100.00	Petróleos Mexicanos	United States

Kot Insurance Company, A.G.	100.00	Petróleos Mexicanos	Redomiciled in Switzerland

Infraestructura y Servicios Inmobiliarios, S.A. de C.V.	99.00	Pemex Desarrollo e Inversión Inmobiliaria, S.A. de C.V.	Mexico

	1.00	I.I.I. Servicios, S.A. de C.V.

PMX Energy Partners, S.A. de C.V.	99.00	Petróleos Mexicanos	Mexico

	1.00	Pemex Logistics

Pemex Exploration and Production

Company	% of Participation	Parent	Jurisdiction of Incorporation
Compañía Mexicana de Exploraciones, S.A. de C.V.	60.00	Pemex Exploration and Production	Mexico

P.M.I. Marine, Ltd.	100.00	Pemex Exploration and Production	Ireland

Pemex USA, Inc.	100.00	P.M.I. Marine, Ltd.	United States

P.M.I. Field Management Resources, S.L.	51.01	P.M.I. Marine, Ltd.	Spain

	48.99	P.M.I. Holdings B.V.

P.M.I. Campos Maduros SANMA, S. de R.L. de C.V.	99.9999998	P.M.I. Field Management Resources, S.L.	Mexico

	0.0000002	P.M.I. Holdings B.V.

Pemex USA GOM I, Inc.	100.00	Pemex USA, Inc.	United States

Pemex Industrial Transformation

Company	% of Participation	Parent	Jurisdiction of Incorporation

Mex Gas Internacional, S.L. (Holding)	100.00	Pemex Industrial Transformation	Redomiciled in Spain

Mex Gas Enterprises, S.L.	100.00	Mex Gas Internacional, S.L.	Redomiciled in Spain

Mex Gas Trading, S.L.	100.00	Mex Gas Internacional, S.L.	Redomiciled in Spain

Mex Gas Supply, S.L.	100.00	Mex Gas Internacional, S.L.	Redomiciled in Spain

MGI Asistencia Integral, S. de R. L. de C.V.	99.9997	Mex Gas Internacional, S.L.	Mexico

	0.0003	Mex Gas Enterprises, S.L.

MGI Enterprises US LLC	100.00	Mex Gas Enterprises, S.L.	United States

TAG Pipelines, S. de R.L. de C.V.	84.00	Mex Gas Enterprises, S.L.	Mexico

	16.00	Mex Gas Supply, S.L.

TAG Transístmico, S. de R.L. de C.V.	99.00	Mex Gas Enterprises, S.L.	Mexico

	1.00	TAG Pipelines, S. de R.L. de C.V.

Pasco International, Ltd. (Holding)	100.00	Pemex Industrial Transformation	Bahamas

Pasco Terminals, Inc.	100.00	Mex Gas Enterprises, S.L.	United States

Terrenos para Industrias, S.A.	100.00	Pemex Industrial Transformation	Mexico

MGC México, S.A. de C.V.	99.99	Mex Gas Internacional, S.L.	Mexico

	0.01	MGI Asistencia Integral, S. de R.L. de C.V.

Mex Gas Industrial Services B.V.	100.00	Mex Gas Internacional, S.L.	Netherlands

P.M.I. Petroquímica, S.A. de C.V.	50.00	Pemex Industrial Transformation	Mexico

	50.00	P.M.I. Comercio Internacional, S.A. de C.V.

Pemex Drilling and Services

Company	% of Participation	Parent	Jurisdiction of Incorporation
N/A

Pemex Logistics

Company	% of Participation	Parent	Jurisdiction of Incorporation
N/A

Pemex Cogeneration and Services

Company	% of Participation	Parent	Jurisdiction of Incorporation
Mex Gas Cogeneración, S.L.	100.00	Pemex Cogeneration and Services	Spain

PMX Cogeneración, S.A.P.I. de C.V.	99.99	Mex Gas Cogeneración, S.L.	Mexico

	0.01	Mex Gas Enterprises, S.L.

PMX O&M, S.A.P.I. de C.V.	90.00	Mex Gas Cogeneración, S.L.	Mexico

	10.00	PMX Cogeneración, S.A.P.I. de C.V.

PMX T&S, S.A.P.I. de C.V.	90.00	Mex Gas Cogeneración, S.L.	Mexico

	10.00	PMX Cogeneración, S.A.P.I. de C.V.

Pemex Fertilizers

Company	% of Participation	Parent	Jurisdiction of Incorporation
PMX Fertilizantes Holding, S.A. de C.V.	99.99999	Pemex Fertilizers	Mexico

	0.00001	Pemex Ethylene

PMX Fertilizantes Pacífico, S.A. de C.V.	99.99999	PMX Fertilizantes Holding, S.A. de C.V.	Mexico

	0.00001	Pemex Fertilizers

Grupo Fertinal, S.A. de C.V.	99.99999997	PMX Fertilizantes Pacífico, S.A. de C.V.	Mexico

	0.00000003	PMX Fertilizantes Holding, S.A. de C.V.

Agroindustrias del Balsas, S.A. de C.V.	46.5992626	Grupo Fertinal, S.A. de C.V.	Mexico

	53.4007374	Productora y Comercializadora de Fertilizantes, S.A. de C.V.

Dinámica Industrial Balsas, S.A. de C.V.	99.99990206	Grupo Fertinal, S.A. de C.V.	Mexico

	0.00009794	Agroindustrias del Balsas, S.A. de C.V.

Materias Primas, Inmuebles y Transportes de México, S.A. de C.V.	99.99999989	Grupo Fertinal, S.A. de C.V.	Mexico

	0.00000011	Agroindustrias del Balsas, S.A. de C.V.

Roca Fosfórica Mexicana II, S.A. de C.V.	99.99999995	Grupo Fertinal, S.A. de C.V.	Mexico

	0.00000005	Agroindustrias del Balsas, S.A. de C.V.

Minera Rofomex, S.A. de C.V.	99.99392279	Grupo Fertinal, S.A. de C.V.	Mexico

	0.00606506	Roca Fosfórica Mexicana, S.A. de C.V.

	0.00001215	Agroindustrias del Balsas, S.A. de C.V.

Roca Fosfórica Mexicana, S.A. de C.V.	99.99999997	Grupo Fertinal, S.A. de C.V.	Mexico

	0.00000003	Agroindustrias del Balsas, S.A. de C.V.

Sadcom del Centro, S.A. de C.V.	99.99989489	Grupo Fertinal, S.A. de C.V.	Mexico

	0.00010511	Agroindustrias del Balsas, S.A. de C.V.

Productora y Comercializadora de Fertilizantes, S.A. de C.V.	99.9961541	Sadcom del Centro, S.A. de C.V.	Mexico

	0.0038459	Grupo Fertinal, S.A. de C.V.

Pemex Ethylene

Company	% of Participation	Parent	Jurisdiction of Incorporation
PPQ Cadena Productiva, S.L.	97.75	Pemex Ethylene	Spain

	2.25	P.M.I. Holdings B.V.

P.M.I. Group

Company	% of Participation	Parent	Jurisdiction of Incorporation
P.M.I. Services B.V.	100.00	P.M.I. Holdings, Petróleos España, S.L.	Netherlands

P.M.I. Services North America, Inc.	44.45	P.M.I. Holdings, Petróleos España, S.L.	United States

	55.55	P.M.I. Norteamérica, S.A. de C.V.

Hijos de J. Barreras, S.A.	51.00	P.M.I. Holdings B.V.	Spain

Pemex Internacional España, S.A.	100.00	P.M.I. Holdings, Petróleos España, S.L.	Spain

P.M.I. Trading, Ltd.	51.50	P.M.I. Norteamérica, S.A. de C.V.	Ireland

	48.50	Petróleos Mexicanos

P.M.I. Holdings North America, Inc.	100.00	P.M.I. Norteamérica, S.A. de C.V.	United States

P.M.I. Norteamérica, S.A. de C.V.	71.70	P.M.I. Holdings B.V.	Mexico

	28.30	P.M.I. Holdings, Petróleos España, S.L.

P.M.I Infraestructura de Desarrollo, S.A. de C.V.	99.999997	P.M.I. Norteamérica, S.A. de C.V.	Mexico

	0.000003	P.M.I. Holdings B.V.

Pro-Agroindustria, S.A. de C.V.	99.00	P.M.I. Infraestructura de Desarrollo, S.A. de C.V.	Mexico

	1.00	P.M.I. Norteamérica, S.A. de C.V.

PMI Azufre Industrial, S.A. de C.V.	99.00	P.M.I. Infraestructura de Desarrollo, S.A. de C.V.	Mexico

	1.00	P.M.I. Norteamérica, S.A. de C.V.

P.M.I. Cinturón Transoceánico Gas Natural, S.A. de C.V.	99.00	P.M.I. Infraestructura de Desarrollo, S.A. de C.V.	Mexico

	1.00	P.M.I. Norteamérica, S.A. de C.V.

P.M.I. Midstream del Centro, S.A. de C.V.	99.00	P.M.I. Infraestructura de Desarrollo, S.A. de C.V.	Mexico

	1.00	P.M.I. Norteamérica, S.A. de C.V.

P.M.I. Servicios Portuarios Transoceánico, S.A. de C.V.	99.00	P.M.I. Infraestructura de Desarrollo, S.A. de C.V.	Mexico

	1.00	P.M.I. Norteamérica, S.A. de C.V.

Company	% of Participation	Parent	Jurisdiction of Incorporation
P.M.I. Transoceánico Gas LP, S.A. de C.V.	99.00	P.M.I. Infraestructura de Desarrollo, S.A. de C.V.	Mexico

	1.00	P.M.I. Norteamérica, S.A. de C.V.

P.M.I. Ducto de Juárez, S. de R.L. de C.V.	99.998	P.M.I. Services North America, Inc.	Mexico

	0.002	P.M.I. Infraestructura de Desarrollo, S.A. de C.V.

Administración Portuaria Integral P.M.I., S.A. de C.V.	98.00	P.M.I. Comercio Internacional, S.A. de C.V.	Mexico

	2.00	P.M.I. Infraestructura de Desarrollo, S.A. de C.V.